SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 28, 2016

EVENT CARDIO GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

739 Colony Palm Drive Boynton Beach, Florida	33436

 (Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 28, 2016, Event Cardio Group Inc. received notice that the Medical Device Bureau of Health Canada issued a Class 2 medical device license for its NowCardio™ heart monitoring system. The license was issued in the name of Contex International technologies (Canada) Inc., an engineering firm engaged by Event Cardio Group Inc. (“ECGI”) to develop and manufacture the product.

NowCardio is a noninvasive continuous heart monitoring device that is both leadless and wireless, offering the functionality of Holter monitoring, event monitoring, mobile cardiac telemetry and real-time streaming of all ECG data within a single device. The NowCardio heart monitor involves a single-lead ECG patch that allows patients to be remotely monitored for extended periods of time to obtain important data which is continuously transferred to a data center for immediate analysis.

NowCardio incorporates several features designed to improve patient adherence, including: no wired leads; wireless transmitter; automatic arrhythmia detection; patient-triggered alarm; small footprint and 24/7 patient support. It also incorporates several features designed to enhance diagnostic yield, including: advanced automated ECG analysis software; superior noise reduction; extended monitoring up to 32 days; real-time streaming of all ECG data; mobile device support; and custom electrodes without skin prep.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	License issued for NowCardioTM by Health Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2016

EVENT CARDIO GROUP INC.

By:	/s/ John Bentivoglio
John Bentivoglio
Chief Executive Officer